Exhibit 21
Subsidiaries of AXA Equitable Life Insurance Company

AS OF :  December 31, 2017

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control

AXA Equitable Life Insurance Company	NY	100.00%
ACMC, LLC	DE	100.00%
AXA Equitable Funds Management Group LLC	DE	100.00%
Broad Vista Partners, LLC	DE	70.00%
Long Creek Partners, LLC	DE	100.00%
Montgomery Tower Member LLC	DE	100.00%
UCC Chicago Acquisition Partner LLC	DE	100.00%
Equitable Holdings, LLC	NY	100.00%
SEE LISTING A
EVSA, Inc.	DE	100.00%
Separate Account 166, LLC	DE	100.00%

LISTING A - Equitable Holdings, LLC

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control

AXA Equitable Life Insurance Company
Equitable Holdings, LLC
Equitable Casualty Insurance Company	VT	100.00%
AllianceBernstein Corporation	DE	100.00%
SEE LISTING B
AXA Distributors, LLC	DE	100.00%
J.M.R. Realty Services, Inc.	DE	100.00%
Equitable Structured Settlement Corp.	DE	100.00%

LISTING B - AllianceBernstein Corporation

	State of Incorp. or Domicile	Parent’s Percent of Ownership or Control

AXA Equitable Life Insurance Company*
Equitable Holdings, LLC
AllianceBernstein Corporation	DE
AllianceBernstein Holding L.P.	DE
AllianceBernstein L.P.	DE
AllianceBernstein Investments Taiwan Ltd.	Taiwan	100.00%

AB Trust Company, LLC	NH	100.00%
Alliance Capital Management LLC	DE	100.00%
AllianceBernstein Real Estate Investments LLC	DE	100.00%
AB Private Credit Investors LLC	DE	100.00%
AB Custom Alternative Investments LLC	DE	100.00%
Sanford C. Bernstein & Co., LLC	DE	100.00%
Sanford C. Bernstein (Canada) Ltd.	Canada	100.00%
AllianceBernstein International, LLC	DE	100.00%
Sanford C. Bernstein (Schwiez) GmbH	Switzerland	100.00%
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong	100.00%
AllianceBernstein Holdings Limited	U.K.	100.00%
AllianceBernstein Corporation of Delaware	DE	100.00%
ACAM Trust Company	India	100.00%
AllianceBernstein (Argentina) S.R.L.	Argentina	100.00%
AllianceBernstein (Chile) SpA	Chile	100.00%
AllianceBernstein Japan Inc.	DE	100.00%
AllianceBernstein Japan Ltd.	Japan	100.00%
AllianceBernstein Invest. Manage. Australia Limited	Australia	100.00%
AllianceBernstein Global Derivatives Corp.	DE	100.00%
AllianceBernstein Admin. de Carteiras (Brasil) Ltda.	Brazil	100.00%
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Islands	100.00%
AllianceBernstein Preferred Limited	U.K.	100.00%
CPH Capital Fondsmaeglerselskab A/S	Denmark	90.40%
AllianceBernstein Israel Ltd.	Israel	100.00%
AllianceBernstein Limited	U.K.	100.00%
AB Europe GmbH	Germany	100.00%
AllianceBernstein Services Limited	U.K.	100.00%
AllianceBernstein Schweiz AG	Switzerland	100.00%
AllianceBernstein (Luxembourg) S.a.r.l	Luxembourg	100.00%
AllianceBernstein (France) SAS	France	100.00%
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico	100.00%
AllianceBernstein Australia Limited	Australia	100.00%
AllianceBernstein Canada, Inc.	Canada	100.00%
AllianceBernstein Inv. Res. (Proprietary) Limited	So Africa	80.00%
AllianceBernstein (Singapore) Ltd.	Singapore	100.00%
Alliance Capital (Mauritius) Private Ltd.	Mauritius	100.00%
Alliance Capital Asset Man. (India) Pvt. Ltd.	India	75.00%
AllianceBernstein Invest. Res. & Man. (India) Pvt.	India	100.00%
AllianceBernstein Oceanic Corporation	DE	100.00%
AllianceBernstein Asset Management (Korea) Ltd.	South Korea	100.00%
AllianceBernstein Investments, Inc.	DE	100.00%
AllianceBernstein Investor Services, Inc.	DE	100.00%
AllianceBernstein Hong Kong Limited	Hong Kong	100.00%
AllianceBernstein (Shanghai) Invest. Cnsltng Co, Ltd.	China	100.00%
Sanford C. Bernstein Limited	United Kingdom	100.00%
SCB (CREST Nominees) Ltd.	United Kingdom	100.00%
W.P. Stewart & Co., LLC	DE	100.00%
WPS Advisors, LLC	DE	100.00%
W.P. Stewart Asset Management, LLC	DE	100.00%
W.P. Stewart Securities LLC	DE	100.00%
W.P. Stewart Asset Management (NA), Inc.	NY	100.00%
W.P. Stewart Fund Management, S.A.	Luxembourg	100.00%